Filed Pursuant to Rule 424(b)(3)

Registration No. 333-274439

Prospectus

AYRO, Inc.

105,122,820 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to an aggregate of 105,122,820 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the conversion of shares of our newly designated Series H-7 convertible preferred stock (the “Preferred Shares”) and shares of our Common Stock issuable upon exercise of certain warrants (the “Warrants”). The Preferred Shares and Warrants were acquired by the selling stockholders under the Securities Purchase Agreement (the “Purchase Agreement”), dated August 7, 2023, by and among the Company and the investors listed therein (the “Investors”), and an engagement agreement (the “Engagement Agreement”), dated August 7, 2023, between the Company and Palladium Capital Group, LLC (the “Placement Agent”), as applicable. The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares,” and the shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as “Warrant Shares.”

The Conversion Shares and the Warrant Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

We are registering the resale of the Conversion Shares and Warrant Shares covered by this prospectus as required by the Registration Rights Agreement, dated August 7, 2023, by and among the Company and the Investors (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for general corporate purposes.

The issuance of the shares of Common Stock covered by this prospectus could cause substantial dilution to our existing stockholders. The number of shares covered by this prospectus represents approximately 2,150% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus. Please refer to risk factor entitled “The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.” on page 7 of this prospectus. For additional information on the terms of the Preferred Shares and the Warrants, including those terms which may affect the number of Conversion Shares or Warrant Shares that will be issued to the holders of the Preferred Shares and the Warrants, you should refer to the section of this prospectus entitled “Prospectus Summary—Private Placement of Preferred Shares and Warrants.”

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of Common Stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Effective as of 4:00 p.m. (New York time) on September 15, 2023, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for eight shares (the “Reverse Stock Split”). All share and per share prices in this prospectus have been adjusted to reflect the Reverse Stock Split. However, common stock share and per share amounts in certain documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AYRO.” On December 8, 2023, the last reported sales price for our Common Stock was $2.22 per share.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2023.

i

About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 7 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

1

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “AYRO,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to AYRO, Inc. and its consolidated subsidiaries.

Overview

We design and manufacture compact, sustainable electric vehicles for closed campus mobility, low speed urban and community transport, local on-demand and last mile delivery and government use. Our four-wheeled purpose-built electric vehicles are geared toward commercial customers, including universities, business and medical campuses, last mile delivery services and food service providers. We are currently updating our next model year (model year 2023) vehicle lineup in support of the aforementioned markets.

Strategic Review

Following the hiring of our current Chief Executive Officer in the third quarter of 2021, we initiated a strategic review of our product development strategy, as we focus on creating value within the electric vehicle, last-mile delivery, smart payload and enabling infrastructure markets. In connection with our strategic review, we cancelled development of our planned next-generation three-wheeled high-speed vehicle.

For the past several years, our primary supplier has been Cenntro Automotive Group, Ltd. (“Cenntro”), which operates a large electric vehicle factory in the automotive district in Hangzhou, China. As a result of rising shipping costs, quality issues with certain components and persistent delays, we ceased production of the AYRO 411x from Cenntro in September 2022 in order to focus our resources on the development and launch of the new 411 fleet vehicle model year 2023 refresh, the Vanish. We began design and development of the Vanish in December 2021, including updates to our supply chain, the offshoring/onshoring mix, our manufacturing strategy and our annual model year refresh program. We unveiled the first Vanish prototype in the fourth quarter of 2022. Pre-production of the Vanish was completed in December 2022.

Club Car MPA Termination

The majority of our sales have historically been comprised of sales to Club Car LLC (“Club Car”) pursuant to a master procurement agreement (the “MPA”) entered into by and among AYRO Operating Company, Inc., our subsidiary (“AYRO Operating”), and Club Car on March 5, 2019. The MPA grants Club Car the exclusive right to sell our 411 and 411x vehicles (the “AYRO 411 Fleet”) in North America, provided that Club Car orders at least 500 vehicles per year. Club Car did not meet this volume threshold for 2020, 2021 or 2022. Pursuant to the MPA, AYRO Operating granted Club Car a right of first refusal for sales of 51% or more of AYRO Operating’s assets or equity interests, which right of first refusal is exercisable for a period of 45 days following delivery of an acquisition notice to Club Car. AYRO Operating also agreed to collaborate with Club Car on new products similar to the AYRO 411 Fleet and improvements to existing products and granted Club Car a right of first refusal to purchase similar commercial utility vehicles which AYRO Operating may develop during the term of the MPA.

2

On April 4, 2023, AYRO Operating delivered notice of termination of the MPA to Club Car, and we intend to replace Club Car with new business partners for selling our products beginning with the Vanish. We do not expect Club Car to remain a customer going forward. In connection with the termination of the MPA and the forthcoming introduction of the Vanish, we are reevaluating our channel strategy with an eye towards distributing our next-generation platform and payloads in a manner that maximizes visibility, moderates channel costs, and creates value. The loss of Club Car as a customer could have a material adverse effect on our sales, financial condition, and results of operations.

Private Placement of Preferred Shares and Warrants

On August 7, 2023, we entered into the Purchase Agreement with certain accredited investors, pursuant to which we issued and sold on August 10, 2023, in a private placement (the “Private Placement”), (i) an aggregate of 22,000 Preferred Shares, initially convertible into up to an aggregate of 2,750,000 Conversion Shares at a conversion price of $8.00 per share, and (ii) Warrants to acquire up to an aggregate of 2,750,000 Warrant Shares, subject to adjustment, at an initial exercise price of $8.00 per share (as adjusted, the “Exercise Price”). Each Preferred Share and accompanying Warrants were sold together at a combined offering price of $1,000. The terms of the Preferred Shares are as set forth in the Certificate of Designations of Series H-7 Convertible Preferred Stock of AYRO, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on August 9, 2023. The Warrants are immediately exercisable and expire 5 years from issuance. Following the Reverse Stock Split, (i) the Conversion Price was reduced to $2.00 per share pursuant to the terms of the Certificate of Designations, and (ii) the Exercise Price was reduced to $2.00 per share and the number of Warrant Shares was increased proportionately pursuant to the terms of the Warrants.

Pursuant to the Engagement Agreement, the Company issued to the Placement Agent and its designees Warrants to acquire up to an aggregate of 55,000 Warrant Shares, (subsequently adjusted to 220,000 Warrant Shares and subject to further adjustment), which amount is approximately equal to 2% of the number of shares of common stock that the Preferred Shares were initially convertible into, on substantially the same terms as the Warrants sold to investors.

In connection with the Private Placement, we entered into the Registration Rights Agreement, pursuant to which we are obligated, among other things, to (i) file a registration statement with the SEC within 30 days of August 10, 2023 for purposes of registering the sum of (A) 150% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price (as defined below), (y) dividends on the Preferred Shares shall accrue through August 10, 2025 and will be converted into shares of Common Stock at the Floor Price and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Preferred Shares), and (B) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of such Warrants set forth therein), (ii) use our best efforts to have the registration statement declared effective within 90 days after the closing of the Private Placement, and (iii) maintain the registration until the earlier of (x) the date on which the selling stockholders may sell their Conversion Shares or Warrant Shares without restriction pursuant to Rule 144 under the Securities Act, and (y) the date on which the selling stockholders no longer hold any Conversion Shares or Warrant Shares.

3

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Private Placement has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares and Warrants are being offered without any general solicitation by us or our representatives.

Preferred Shares

The Preferred Shares have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder at any time at an initial conversion price of $8.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). Following the Reverse Stock Split, the Conversion Price for the Preferred Shares was reduced to $2.00 per share pursuant to the terms of the Certificate of Designations. We are required to redeem the Preferred Shares in 12 equal monthly installments, commencing on a date between February 7, 2024 and August 7, 2025, as elected by each Investor upon written notice delivered to us. The amortization payments due upon such redemption are payable, at our election, in cash at 105% of the Installment Redemption Amount (as defined in the Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) a 80% of the average of the three lowest closing prices of our Common Stock during the 30 trading day period immediately prior to the date the amortization payment is due or (B) $0.744, which is 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date of the Nasdaq Stockholder Approval (as defined below) or such lower amount as permitted, from time to time, by the Nasdaq Stock Market, and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events (the “Floor Price”).

The holders of the Preferred Shares are entitled to dividends of 8% per annum, compounded monthly, which are payable in cash or shares of Common Stock at our option, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment. Except as required by applicable law, the holders of Preferred Shares will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Shares is entitled to be calculated assuming conversion at the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement.

4

Notwithstanding the foregoing, our ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations. Prior to receiving the Nasdaq Stockholder Approval, such limitations included a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.9% of our issued and outstanding shares of Common Stock in accordance with the Nasdaq Stock Market LLC (“Nasdaq”) listing standards (the “Nasdaq Stockholder Approval”). We received the Nasdaq Stockholder Approval at a special meeting of stockholders held on September 14, 2023. The directors and officers of the Company executed an agreement to vote their shares in favor of such matter. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Shares, or as part of any amortization payment or dividend make-whole payment under, the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the suspension from trading or the failure of our Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and our failure to pay any amounts due to the holders of the Preferred Shares when due. In connection with a Triggering Event, each holder of Preferred Shares will be able to require us to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

Warrants

The Warrants are exercisable for shares of Common Stock immediately at an Exercise Price of $2.00 per share and expire five years from the date of issuance. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the Exercise Price, the number of Warrant Shares issuable upon exercise of the Warrants will be increased proportionately. The Warrants were issued with an initial Exercise Price of $8.00 per share. Following the Reverse Stock Split, the Exercise Price for the Warrants was reduced to $2.00 per share and the number of Warrant Shares was adjusted to 11,000,000 shares pursuant to the terms of the Warrants.

Until we received the Nasdaq Stockholder Approval, we could not issue any Warrant Shares if the issuance of such Warrant Shares (taken together with the issuance of any Conversion Shares or other shares of Common Stock issuable pursuant to the terms of the Certificate of Designations) would exceed 19.9% of our issued and outstanding shares of Common Stock prior to the Private Placement, which amount is the aggregate number of shares of Common Stock which we may issue under the rules or regulations of Nasdaq. We received the Nasdaq Stockholder Approval at a special meeting of stockholders held on September 14, 2023.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, we changed our name to “DropCar, Inc.” The 2018 Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP. In May 2020, we completed a merger with AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into AYRO Operating, with AYRO Operating surviving as our wholly owned subsidiary (the “Merger”), and we changed our name to “AYRO, Inc.” Our principal corporate office is located at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, telephone 512-994-4917. Our internet address is https://ayro.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our web site does not form a part of this prospectus.

5

The Offering

Common Stock to be Offered by the Selling Stockholders

Up to an aggregate of 105,122,820 shares of Common Stock, which are issuable to such selling stockholders pursuant to the terms of the Preferred Shares and Warrants.

This number of shares of Common Stock corresponds to the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price, (y) dividends on the Preferred Shares shall accrue through August 10, 2025 and will be converted into shares of Common Stock at the Floor Price and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Preferred Shares), and (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants issued to the Investors (assuming for purposes hereof that the exercise price of such Warrants is equal to the Floor Price and without taking into account any limitations on the exercise of such Warrants set forth therein).

Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares and Warrant Shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if such warrants are exercised for cash. We currently intend to use such proceeds for general corporate purposes

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 13 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AYRO.”

Risk Factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus and the documents incorporated by reference in this prospectus.

6

Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Common Stock

The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of Common Stock being offered pursuant to this prospectus represent Conversion Shares issuable upon the conversion of our Preferred Shares and Warrant Shares issuable upon the exercise of the Warrants. As of November 29, 2023, there were 4,890,137 shares of Common Stock issued and outstanding (prior to any deemed issuance of any Conversion Shares or Warrant Shares). If we are required to issue the maximum number of Conversion Shares and Warrant Shares that are being registered hereunder, the number of shares of Common Stock issued and outstanding after such issuance would represent approximately 2,250% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of shares or any shares issuable upon conversion of the Preferred Shares or exercise of the Warrants, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

7

We expect to require additional capital in the future in order to pursue our strategic goals, including the further development of the AYRO Vanish, our lead low speed electric vehicle. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the complete development and commercialization of the AYRO Vanish. If we cannot secure additional funding when such funds are required, we may fail to commercialize the AYRO Vanish or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

8

Special Note Regarding Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

9

Use of Proceeds

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. The holders of the Warrants are not obligated to exercise their Warrants for cash, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants for cash.

Selling Stockholders

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 105,122,820 shares of our Common Stock.

The Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Preferred Shares and exercise of the Warrants. For additional information regarding the issuance of the Preferred Shares and the Warrants, see “Private Placement of Preferred Shares and Warrants” above. We are registering the Conversion Shares and Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

Except for the ownership of the Preferred Shares and the Warrants issued pursuant to the Purchase Agreement and the Engagement Agreement, as applicable, and except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not had any material relationship with us within the past three years.

Information About Selling Stockholders Offering

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock, Preferred Shares and Warrants as of November 29, 2023, assuming conversion of the Preferred Shares and exercise of the Warrants and any other warrants held by each such selling stockholder on that date, but taking account of any limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Preferred Shares set forth therein or (ii) exercise of the Warrants set forth therein.

10

The third, fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Percentage of Common Stock Owned After Offering”) assume (1) the conversion of the Preferred Shares and the exercise of the Warrants at the Floor Price and (2) the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Because the conversion price of the Preferred Shares and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

In accordance with the terms of the Registration Rights Agreement this prospectus generally covers the resale of the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price, (y) dividends on the Preferred Shares shall accrue through August 10, 2025 and will be converted into shares of Common Stock at the Floor Price and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Preferred Shares), and (ii) 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants issued to the Investors (assuming for purposes hereof that the exercise price of such Warrants is equal to the Floor Price and without taking into account any limitations on the exercise of such Warrants set forth therein).

Under the terms of the Preferred Shares and the Warrants, a selling stockholder may not convert the Preferred Shares or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 9.99%, or, at the election of the selling stockholder, 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Iroquois Capital Investment Group, LLC (2)	542,745	42,579,000	19,357	*
Iroquois Master Fund Ltd. (3)	542,745	23,655,000	25,091	*
Alpha Capital Anstalt (4)	542,745	14,193,000	111,362	*
Mainfield Enterprises Inc. (5)	256,834	11,827,500	-	*
The Hewlett Fund LP (6)	542,745	9,462,000	-	*
Brio Capital Master Fund Ltd. (7)	158,400	2,365,500	22,400	*
Palladium Capital Group, LLC (8)	55,000	1,040,820	-	*

* Less than 1%

11

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders and upon 4,890,137 shares of Common Stock issued and outstanding as of November 29, 2023 (prior to any deemed issuance of any Conversion Shares or Warrant Shares). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The amounts set forth in this column reflect the application of various limitations on the issuance of Conversion Shares and Warrant Shares in the Certificate of Designations and the Warrants, respectively, including beneficial ownership limitations.

(2)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder. Other shares of Common Stock beneficially owned prior to this offering consist of (1) 62 shares of Common Stock underlying other convertible preferred stock and (2) 19,295 shares underlying other warrants that are currently exercisable or exercisable within 60 days of November 29, 2023.

The securities are held directly by Iroquois Capital Investment Group, LLC, a limited liability company (“ICIG”). Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by ICIG. Mr. Abbe disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. ICIG’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(3)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder. Other shares of Common Stock beneficially owned prior to this offering consist of (1) 119 shares of Common Stock underlying other convertible preferred stock and (2) 24,972 shares underlying other warrants that are currently exercisable or exercisable within 60 days of November 29, 2023.

The securities are held directly by Iroquois Master Fund Ltd. (“IMF”). Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF. Each of Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. IMF’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

12

(4)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder. Other shares of Common Stock beneficially owned prior to this offering consist of (1) 85,740 shares of Common Stock and (2) 25,622 shares underlying other warrants that are currently exercisable or exercisable within 60 days of November 29, 2023.

Nicola Feuerstein has shared voting control and investment discretion over the securities reported herein that are held by Alpha Capital Anstalt. As a result, Nicola Feuerstein may be deemed to have beneficial ownership of the securities reported herein that are held by Alpha Capital Anstalt. The address of Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Furstentums, Liechtenstein.

(5)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder.

Eli Gabso has voting and investment control of the shares held by Mainfield Enterprises but disclaims beneficial ownership of such shares. Mainfield Enterprises Inc.’s address is c/o Sage Capital Global, Ariel House, 74A Charlotte Street, 6th Floor, London, W1T 4QJ, UK.

(6)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder.

Martin Chopp has voting and dispositive power over the securities held by The Hewlett Fund LP (“Hewlett”). Hewlett’s address is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(7)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder. Other shares of Common Stock beneficially owned prior to this offering consist of 22,400 shares of Common Stock.

Shaye Hirsch has voting and investment control over the securities held by Brio Capital Master Fund, Ltd. Brio Capital Master Fund, Ltd.’s address is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570.

(8)	Joel Padowitz has voting and investment control over the securities held by Palladium Capital Group, LLC. Palladium Capital Group, LLC’s address is 152 West 57th Street, Floor 22, New York, NY 10019.

13

Plan of Distribution

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Preferred Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law

14

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the securities by other means not described in this prospectus. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling stockholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

15

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Registration Rights Agreement, estimated to be $35,383 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

16

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of AYRO, Inc. as of and for the year ended December 31, 2022, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of AYRO, Inc. as of and for the year ended December 31, 2021, incorporated by reference in this registration statement and accompanying prospectus have been audited by Friedman LLP, independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ayro.com/. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

17

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on May 1, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 20, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on April 10, 2023, August 8, 2023, September 15, 2023, October 4, 2023, and October 12, 2023; and

●	The description of our Common Stock that is included Exhibit 4.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

AYRO, Inc.

Attn: David Hollingsworth

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

You may also access the documents incorporated by reference in this prospectus through our website at https://ayro.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

18

105,122,820 Shares

AYRO, Inc.

COMMON STOCK

PROSPECTUS

December 8, 2023